UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 20, 2021

Signify Health, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40028	85-3481223
(State of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

800 Connecticut Avenue
Norwalk, CT (Address of Principal Executive Offices)		06854 (Zip Code)

Registrant’s telephone number, including area code: (203) 541-4600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A common stock, par value $0.01 per Share	SGFY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2021, the Board of Directors (the “Board”) of Signify Health, Inc. (the “Company”) appointed Arnold Goldberg to the Board and to the Audit Committee of the Board, effective August 25, 2021, to serve until the Company’s next annual meeting of stockholders or until his successor is duly elected and qualified.

From 2013 through 2021, Mr. Goldberg, 53, served in various executive and leadership positions at PayPal Holdings, Inc., most recently as Senior Vice President, Chief Product Architect and Senior Technologist. From 2001 through 2012, Mr. Goldberg served in various senior engineering positions at Box, Inc. (2009-2012), LinkedIn Corporation (2008-2009) and eBay Inc. (2001-2008). Since 2013, Mr. Goldberg has served on the Advisory Board of the University of Florida, College of Engineering. Mr. Goldberg holds a Bachelor of Science in Computer Engineering from the University of Florida.

As compensation as an independent director pursuant to the Company’s Non-Employee Director Compensation Policy, Mr. Goldberg will receive (i) a $60,000 annual cash retainer for service on the Board, payable in equal quarterly installments and prorated for 2021; (ii) a $12,500 annual cash retainer for service on the Audit Committee, payable in equal quarterly installments and prorated for 2021; and (iii) a grant of Restricted Stock Units (“RSUs”) pursuant to the Signify Health, Inc. 2021 Long Term Incentive Plan (the ”Plan”) with a fair market value on the date of grant equal to $190,000 and vesting on the first anniversary of the date of grant. In addition, the Board has approved a special inducement grant of RSUs pursuant to the Plan with a fair market value on the date of grant equal to $190,000 and vesting on the first anniversary of the date of grant.

There are no related party transactions between the Company and Mr. Goldberg that would require disclosure under Item 404(a) of Regulation S-K, nor are there any further arrangements or understandings in connection with Mr. Goldberg’s appointment as a member of the Board. Mr. Goldberg does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer.

A copy of the press release announcing Mr. Goldberg’s appointment to the Board is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Signify Health, Inc., dated August 25, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNIFY HEALTH, INC.

Date: August 25, 2021	By:	/s/ Adam McAnaney
Name: Adam McAnaney
Title: General Counsel